UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, the Board of Directors of Brand Engagement Network Inc. (the “Company”) appointed Janine Grasso as Interim Chief Executive Officer of the Company, replacing Paul Chang in this role effective immediately. Ms. Grasso will continue to serve on the Board of Directors, where she has served since February 2024 and most recently chaired the Compensation Committee.

Ms. Grasso brings over two decades of experience leading high-growth, technology-driven organizations. Ms. Grasso has served as the Head of the Global Partner Ecosystem at DocuSign since 2023. Previously, Ms. Grasso was Vice President of Business Development at Verizon from 2019 to 2023, where she led a newly created business development organization. Prior to joining Verizon, Ms. Grasso spent 20 years at IBM, most recently as Vice President of Blockchain Ecosystem leading the IBM Blockchain Strategy and Ecosystem Organization. Ms. Grasso received her B.B.A from the Pace University Lubin School of Business. She has deep expertise in mergers and acquisitions, business development, and operations, with a strong track record of scaling emerging technologies and go-to-market platforms. Ms. Grasso is also accomplished in building high-performing teams and fostering a culture of innovation and accountability. Her leadership in enterprise AI strategy and digital transformation makes her uniquely positioned to guide the Company’s next phase of growth.

There are no arrangements or understandings between Ms. Grasso and any other persons pursuant to which she was selected as Interim Chief Executive Officer. There are no family relationships between Ms. Grasso and any director or executive officer of the Company. There are no related party transactions involving Ms. Grasso that are reportable under Item 404(a) of Regulation S-K.

Ms. Grasso has agreed to compensation terms in connection with her appointment as Interim Chief Executive Officer, and the Company expects to file an amendment to this Current Report on Form 8-K disclosing the material terms of that agreement once it is fully executed.

Item 8.01. Other Events.

The Company has reduced its total liabilities by $4.25 million in the second quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: July 15, 2025	By:	/s/ Janine Grasso
	Name:	Janine Grasso
	Title:	Interim Chief Executive Officer